LivePerson Announces Second Quarter 2023 Financial Results

-- Total Revenue of $97.5M, above the midpoint of our guidance range --

-- Adjusted EBITDA above the top end of our guidance range --

--2023 Total Revenue guidance range $388M - $400M (excludes Kasamba contribution in Q1)--

--2023 Total Adjusted EBITDA guidance range to $19M - $32M--

NEW YORK, August 8, 2023, -- LivePerson, Inc. (NASDAQ: LPSN) (“LivePerson” the “Company”, “we” or “us”), a global leader in conversational AI, today announced financial results for the second quarter ended June 30, 2023.

Second Quarter Highlights

Total revenue was $97.5 million for the second quarter of 2023, above the midpoint of our prior guidance and a decrease of 26.4% as compared to the same period last year as the company continues to execute on its plan to exit lower-margin and non-core lines of business.

LivePerson signed 69 deals in total for the second quarter, consisting of 33 new and 36 existing customer contracts, including 3 seven-figure deals. Trailing-twelve-months average revenue per enterprise and mid-market customer increased 14% for the second quarter to $575,000, up from approximately $505,000 for the comparable prior-year period. In order to provide a more consistent and meaningful measure of ARPC, we expect to calculate this metric using only B2B Core recurring revenue going forward, which is consistent with the revenue base for calculating Net Revenue Retention.

“Consistent with the expectations we set last quarter, including the completion of the restructuring plan, the divestiture and wind down of non-core business lines, and the renewed focus on the B2B Core, we posted strong financial results in Q2,” said Interim CEO and CFO John Collins. “Now that we support voice interactions and leverage generative AI to address a virtually limitless range of intents, our customers can efficiently automate an estimated 75% of their aggregate conversational volume over time. At a high level, that’s a potential market opportunity of 3 times today’s recurring revenue just from expanding with our existing base of customers.”

On July 24, 2023, Starboard Value and Opportunity Master Fund Ltd withdrew its previously submitted notice of intent to nominate three persons for election to the Company’s board of directors at the 2023 Annual Meeting.

Customer Expansion

During the second quarter, the Company signed 69 total deals for the quarter, including 3 seven-figure deals, 36 expansion & renewals and 33 new logo deals. New logo deals included:
•One of the largest banks in the world;
•A digital only European bank; and
•A leading health solutions company.
The Company also expanded/renewed business with:
•Hyundai Capital America, one of the largest captive auto finance companies;
•The leading audio entertainment company in North America; and
•A large Australian bank.

Net Income (Loss) and Adjusted Operating Income (Loss)

Net income for the second quarter of 2023 was $10.8 million or $0.14 per share, as compared to a net loss of $75.4 million or $0.98 per share for the second quarter of 2022. Adjusted operating income, a non-GAAP financial metric, for the second quarter of 2023 was $3.1 million, as compared to a $12.6 million adjusted operating loss for the second quarter of 2022. The increase in profitability was partially attributable to a settlement agreement reached with former WildHealth shareholders during the quarter, which resulted in an elimination of a multi-year contingent earn-out payment of up to $120.0 million and a reversal of previously accrued stock-based compensation, in exchange for a lump-sum payment of $12.0 million. Adjusted operating income (loss) excludes amortization of purchased intangibles and finance leases, stock-based compensation expense, other litigation, consulting and other employee costs, restructuring costs, gain on divestiture, contingent earn-out adjustments, acquisition and divestiture costs, interest (income) expense, and other expense (income).

Adjusted EBITDA

Adjusted EBITDA, a non-GAAP financial measure, for the second quarter of 2023 was $12.8 million as compared to an adjusted EBITDA loss of $5.5 million for the second quarter of 2022. Adjusted EBITDA excludes amortization of purchased intangibles and finance leases, stock-based compensation expense, depreciation, other litigation, consulting and other employee costs, restructuring costs, gain on divestiture, contingent earn-out adjustments, (benefit from) provision for income taxes, acquisition and divestiture costs, interest (income) expense, and other expense (income).

A reconciliation of non-GAAP financial measures to GAAP measures has been provided in the financial tables included in this press release. An explanation of the non-GAAP financial measures and how they are calculated is included below under the heading “Non-GAAP Financial Measures.”

Cash and Cash Equivalents

The Company’s cash balance was $213.8 million at June 30, 2023, as compared to $391.8 million at December 31, 2022.

Financial Expectations

The following forward-looking measures and the underlying assumptions involve significant known and unknown risks and uncertainties, and actual results may vary materially from these forward-looking measures. The Company does not present a quantitative reconciliation of the forward-looking non-GAAP financial measures, adjusted EBITDA and adjusted EBITDA margin to the most directly comparable GAAP financial measures (or otherwise present such forward-looking GAAP measures) because it is impractical to forecast certain items without unreasonable efforts due to the uncertainty and inherent difficulty of predicting, within a reasonable range, the occurrence and financial impact of and the periods in which such items may be recognized. In particular, these non-GAAP financial measures exclude certain items, including amortization of purchased intangibles and finance leases, stock-based compensation expense, depreciation, other litigation, consulting and other employee costs, restructuring costs, gain on divestiture, contingent earn-out adjustments, (benefit from) provision for income taxes, acquisition and divestiture costs, interest (income) expense, and other expense (income), which depend on future events that the Company is unable to predict. Depending on the size of these items, they could have a significant impact on the Company’s GAAP financial results.

As previously announced, in the fourth quarter of 2022 the Company deferred recognition of certain revenue attributable to its WildHealth business due to suspension of Medicare reimbursements that was pending further review. The Company currently anticipates that the review will be completed and that it will recognize the corresponding revenue in the second half of the year, likely in the third quarter.

In terms of full year 2023 revenue guidance, we are maintaining the midpoint of $394M, but narrowing the range to $388M - $400M from the prior range of $387M - $401M. This range excludes the $7.2M contribution from Kasamba in Q1.

Inclusive of the Kasamba contribution in Q1, the new full year 2023 revenue guidance range is $395M - $407M, narrowed from the prior range of $394M - $408M.

As for the B2B Core, we expect recurring revenue to represent 86% of total revenue.

For full year 2023 Adjusted EBITDA guidance, we are increasing the range to $19M - $32M from our prior range of $15M - $32M, an increase of $2M, midpoint to midpoint.

Finally for WildHealth, we continue to expect strong growth from its core business.

For the third quarter, we expect total revenue to range from $97M - $101M. Further, we expect B2B Core recurring revenue to represent 85% of total revenue due to a one-time increase in non-core revenue. As for adjusted EBITDA, we are expecting a range of $5.9M - $12.9M.

For the tables below, year-over-year growth rates are on a like-for-like basis (excluding Kasamba contribution from 2022).

Third Quarter 2023

Guidance
Revenue (in millions)	$97 - $101
Revenue growth (year-over-year)	(19)% - (16)%
Adjusted EBITDA (in millions)	$5.9 - $12.9
Adjusted EBITDA margin (%)	6.1% - 12.8%

Full Year 2023 (excludes Consumer revenue generated in Q1 2023)

Guidance
Revenue (in millions)	$388 - $400
Revenue growth (year-over-year)	(19) % - (16)%
Adjusted EBITDA (in millions)	$19 - $32
Adjusted EBITDA margin (%)	4.9% - 8.0%

Disaggregated Revenue
Included in the accompanying financial results are revenues disaggregated by revenue source, as follows:

	Three Months Ended June 30,		Six Months Ended June 30, 2023
	2023	2022	2023	2022

	(In thousands)
Revenue:
Hosted services (1)	$81,286	$103,985	$168,624	$219,431
Professional services	16,236	28,580	36,559	43,331
Total revenue	$97,522	$132,565	$205,183	262,762

(1)On March 20, 2023, the Company completed the sale of Kasamba and therefore ceased recognizing revenue related to Kasamba effective on the transaction close date. Further, this sale eliminated the entire Consumer segment, as a result of which revenue is presented within a single consolidated segment. Hosted services includes $7.2 million for the six months ended June 30, 2023, and $9.1 million and $18.3 million of revenue for the three and six months ended June 30, 2022, respectively, relating to Kasamba.

Stock-Based Compensation
Included in the accompanying financial results are expenses related to stock-based compensation, as follows:

	Three Months Ended June 30,		Six Months Ended June 30, 2023
	2023	2022	2023	2022

	(In thousands)
Cost of revenue	$(1,232)	$4,120	$803	$6,251
Sales and marketing	2,299	5,942	4,703	12,591
General and administrative	(13,882)	13,231	(11,250)	23,669
Product development	(5,333)	13,224	(1,072)	25,872
Total	$(18,148)	$36,517	$(6,816)	$68,383

Amortization of Purchased Intangibles and Finance Leases
Included in the accompanying financial results are expenses related to the amortization of purchased intangibles and finance leases, as follows:

	Three Months Ended June 30,		Six Months Ended June 30, 2023
	2023	2022	2023	2022

	(In thousands)
Cost of revenue	$4,578	$4,561	$9,139	$8,977
Amortization of purchased intangibles	876	923	1,750	1,822
Total	$5,454	$5,484	$10,889	$10,799

Supplemental Second Quarter 2023 Presentation
LivePerson will post a presentation providing supplemental information for the second quarter 2023 on the investor relations section of the Company’s web site at www.ir.liveperson.com.

Earnings Teleconference Information
The Company will discuss its second quarter of 2023 financial results during a teleconference today, August 8, 2023, at 5:00 PM ET. To participate via telephone, callers should dial in five to ten minutes prior to the 5:00 p.m. Eastern start time; domestic callers (U.S. and Canada) should dial 1-877-407-0784, while international callers should dial 1-201-689-8560, and both should reference the conference ID “13739032.”
The conference call will also be simulcast live on the Internet and can be accessed by logging onto the investor relations section of the Company’s web site at www.ir.liveperson.com.
If you are unable to participate in the live call, the teleconference will be available for replay approximately two hours after the call. To access the replay, please call 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (international). Please reference the conference ID “13739032.” A replay will also be available on the investor relations section of the Company’s web site at www.ir.liveperson.com.

About LivePerson, Inc.
LivePerson (NASDAQ: LPSN) is the global leader in enterprise conversations. Hundreds of the world’s leading brands — including HSBC, Chipotle, and Virgin Media — use our award-winning Conversational Cloud platform to connect with millions of consumers. We power nearly a billion conversational interactions every month, providing a uniquely rich data set and safety tools to unlock the power of Conversational AI for better business outcomes. Fast Company named us the #1 Most Innovative AI Company in the world. To talk with us or our AI, please visit liveperson.com.

Non-GAAP Financial Measures
Investors are cautioned that the following financial measures used in this press release are “non-GAAP financial measures”: (i) adjusted EBITDA, or earnings/(loss) before (benefit from) provision for income taxes, interest (income) expense, other expense (income), depreciation, amortization of purchased intangibles and finance leases, stock-based compensation expense, contingent earn-out adjustments, restructuring costs, gain on divestiture, acquisition and divestiture costs and other litigation, consulting and other employee costs; (ii) adjusted EBITDA margin, or earnings/(loss) before (benefit from) provision for income taxes, interest (income) expense, other expense (income), depreciation, amortization of purchased intangibles and finance leases, stock-based compensation expense, contingent earn-out adjustments, restructuring costs, gain on divestiture, acquisition and divestiture costs and other litigation, consulting and other employee costs divided by revenue; (iii) adjusted operating (loss) income, or operating income (loss) excluding interest (income) expense, other expense (income), amortization of purchased intangibles and finance leases, stock-based compensation expense, contingent earn-out adjustments, restructuring costs, gain on divestiture, acquisition and divestiture costs, deferred tax asset valuation allowance, and other litigation, consulting and other employee costs and (iv) free cash flow, or net cash provided by operating activities less purchases of property and equipment, including capitalized software.

Non-GAAP financial information should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present non-GAAP financial information because we believe that it is helpful to some investors as one measure of our operations.

Forward-Looking Statements
Statements in this press release and on our earnings call regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements, including but not limited to financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is routine for our internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change. Although these expectations may change, we are under no obligation to inform you if they do. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: our ability to retain key personnel, attract new personnel and to manage staff attrition; strain on our personnel resources and infrastructure from supporting our existing and growing customer base; our ability to retain existing customers and cause them to purchase additional services and to attract new customers; major public health issues; the ability to successfully integrate past or potential future acquisitions; our ability to secure additional financing to execute our business strategy; lengthy sales cycles; delays in our implementation cycles; payment-related risks; potential fluctuations in our quarterly revenue and operating results; the material weakness in our internal controls and limitations on the effectiveness of our controls; non-payment or late payment of amounts due to us from a significant number of customers; volatility in the capital markets; recognition of revenue from subscriptions; customer retention and engagement; our ability to develop and maintain successful relationships with partners, service partners, social media and other third-party consumer messaging platforms and endpoints; our ability to effectively operate on mobile devices; the highly competitive markets in which we operate; general economic conditions; failures or security breaches in our services, those of our third party service providers, or in the websites of our customers; regulation or possible misappropriation of personal information belonging to our customers’ Internet users; US and international laws and regulations regarding privacy and data protection and increased public scrutiny of privacy and security issues that could result in increased government regulation and other legal obligations; new regulatory or other legal requirements that could materially impact our business; governmental export controls and economic sanctions; industry-specific regulation and unfavorable industry-specific laws, regulations or interpretive positions; future regulation of the Internet or mobile devices; technology-related defects that could disrupt the LivePerson services; our ability to protect our intellectual property rights or potential infringement of the intellectual property rights of third parties; the use of AI in our product offerings; the presence of, and difficulty in correcting, errors, failures or “bugs” in our products; our ability to license necessary third party software for use in our products and services, and our ability to successfully integrate third party software; potential adverse impact due to foreign currency and cryptocurrency exchange rate fluctuations; additional regulatory requirements, tax liabilities, currency exchange rate fluctuations and other risks if and as we expand; risks related to our operations in Israel; potential failure to meeting service level commitments to certain customers; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; technological or other defects that could disrupt or negatively impact our services; our ability to maintain our reputation; changes in accounting principles generally accepted in the United States; natural catastrophic events and interruption to our business by man-made problems; potential limitations on our ability to use net operating losses to offset future taxable income; risks related to our common stock being traded on more than one securities exchange; and other factors described in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 16, 2023. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the Company’s reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important factors that could cause actual results to differ from those discussed in forward-looking statements.

LivePerson, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
Unaudited

	Three Months Ended June 30,		Six Months Ended June 30, 2023
	2023	2022	2023	2022
Revenue	$97,522	$132,565	$205,183	$262,762

Costs, expenses and other:
Cost of revenue	30,888	45,049	73,984	94,616
Sales and marketing	26,724	59,983	61,194	118,115
General and administrative	8,170	30,246	39,617	59,981
Product development	22,839	55,752	59,358	111,824
Restructuring costs	2,387	10,861	13,902	10,838
Gain on divestiture	—	—	(17,591)	—
Amortization of purchased intangibles	876	923	1,750	1,822
Total costs, expenses and other	91,884	202,814	232,214	397,196

Income (loss) from operations	5,638	(70,249)	(27,031)	(134,434)

Other income (expense), net
Interest income (expense), net	136	(682)	1,937	(2,114)
Other income (expense), net	4,893	(3,266)	19,555	(3,206)
Total Income (loss) before (benefit from) provision for income taxes	5,029	(3,948)	21,492	(5,320)

Income (loss) before (benefit from) provision for income taxes	10,667	(74,197)	(5,539)	(139,754)

(Benefit from) provision for income taxes	(155)	1,214	1,059	1,021

Net income (loss)	$10,822	$(75,411)	$(6,598)	$(140,775)

Net income (loss) per share of common stock:
Basic	$0.14	$(0.98)	$(0.09)	$(1.84)
Diluted	$0.12	$(0.98)	$(0.09)	$(1.84)

Weighted average shares outstanding:
Basic	76,902,416	77,290,465	76,341,729	76,555,518
Diluted	91,500,059	77,290,465	76,341,729	76,555,518

LivePerson, Inc.
Condensed Consolidated Statements of Cash Flows
(In Thousands)
Unaudited

	Six Months Ended
	June 30,
	2023	2022
OPERATING ACTIVITIES:
Net Loss	(6,598)	(140,775)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	(6,816)	68,383
Depreciation	17,088	14,351
Amortization of purchased intangible assets and finance leases	10,889	10,799
Amortization of debt issuance costs	2,727	1,885
Change in fair value of contingent consideration	(5,304)	—
Gain on repurchase of convertible notes	(7,200)	—
Allowance for doubtful accounts	1,809	3,477
Gain on divestiture	(17,591)	—
Deferred income taxes	722	926
Equity loss in joint venture	1,384	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(20,537)	(32,734)
Prepaid expenses and other current assets	(9,126)	(7,981)
Contract acquisition costs non-current	3,534	(4,758)
Other assets	75	(111)
Accounts payable	(19,757)	6,816
Accrued expenses and other current liabilities	16,737	3,941
Deferred revenue	15,652	13,049
Operating lease liabilities	(437)	(1,721)
Other liabilities	(7,800)	86
Net cash used in operating activities	(30,549)	(64,367)
INVESTING ACTIVITIES:
Purchases of property and equipment, including capitalized software	(16,997)	(25,197)
Payments for acquisitions, net of cash acquired	—	(3,458)
Purchases of intangible assets	(2,457)	(1,129)
Proceeds from divestiture	13,819	—
Investment in joint venture	—	(3,651)
Net cash used in investing activities	(5,635)	(33,435)
FINANCING ACTIVITIES:
Principal payments for financing leases	(1,926)	(1,849)
Proceeds from issuance of common stock in connection with the exercise of options and ESPP	1,256	895
Payments on repurchase of convertible senior notes	(149,752)	—
Net cash used in financing activities	(150,422)	(954)
Effect of foreign exchange rate changes on cash and cash equivalents	839	1,578
Net decrease in cash, cash equivalents, and restricted cash	(185,767)	(97,178)
Cash, cash equivalents, and restricted cash - beginning of year	392,198	523,532
Plus: cash classified within current assets held for sale - beginning of year	10,011	—
Cash, cash equivalents, and restricted cash - end of period	$216,442	$426,354

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands)
Unaudited

	Three Months Ended June 30,		Six Months Ended June 30, 2023
	2023	2022	2023	2022
Reconciliation of Adjusted EBITDA (Loss):
GAAP net income (loss)	$10,822	$(75,411)	$(6,598)	$(140,775)
Add/(less):
Amortization of purchased intangibles and finance leases	5,454	5,483	10,889	10,799
Stock-based compensation expense	(18,148)	36,517	(6,816)	68,383
Contingent earn-out adjustments	(2,691)	—	(982)	—
Restructuring costs (1)	2,387	10,861	13,902	10,838
Gain on divestiture	—	—	(17,591)	—
Depreciation	9,726	7,127	17,088	14,351
Other litigation, consulting and other employee costs (2)	7,079	3,053	18,201	4,804
(Benefit from) provision for income taxes	(155)	1,214	1,059	1,021
Acquisition and divestiture costs	706	1,703	2,909	2,122
Interest (income) expense, net	(136)	682	(1,937)	2,114
Other expense (income), net (3)	(2,202)	3,266	(18,573)	3,206
Adjusted EBITDA (loss)	$12,842	$(5,505)	$11,551	$(23,137)

Reconciliation of Adjusted Operating Income (Loss)
Income (loss) before provision for (benefit from) income taxes	10,667	(74,197)	(5,539)	(139,754)
Add/(less):
Amortization of purchased intangibles and finance leases	5,454	5,483	10,889	10,799
Stock-based compensation expense	(18,148)	36,517	(6,816)	68,383
Contingent earn-out adjustments	(2,691)	—	(982)	—
Restructuring costs (1)	2,387	10,861	13,902	10,838
Gain on divestiture	—	—	(17,591)	—
Other litigation, consulting and other employee costs (2)	7,079	3,053	18,201	4,804
Acquisition and divestiture costs	706	1,703	2,909	2,122
Interest (income) expense, net	(136)	682	(1,937)	2,114
Other expense (income), net (3)	(2,202)	3,266	(18,573)	3,206
Adjusted operating income (loss)	$3,116	$(12,632)	$(5,537)	$(37,488)

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands)
Unaudited
——————————————
(1)Includes severance costs and other compensation related costs of $2.4 million and $13.9 million for the three months and six months ended June 30, 2023. Includes severance costs and other compensation related costs of $10.5 million and lease restructuring costs of $0.4 million for the three months ended June 30, 2022. Includes severance costs and other compensation related costs of $10.5 million and lease restructuring costs of $0.3 million for the six months ended June 30, 2022.
(2)Includes litigation costs of $5.8 million, consulting costs of $0.2 million, accrued expenses and fees of $0.6 million, and sales tax liability of $0.5 million for the three months ended June 30, 2023. Includes consulting costs of $0.2 million, litigation costs of $2.3 million and accrued expenses and fees of $0.5 million for the three months ended June 30, 2022. Includes litigation costs of $15.3 million, accrued expenses and fees of $2.0 million, sales tax liability of $0.5 million, and consulting costs of $0.4 million for the six months ended June 30, 2023. Includes litigation costs of $3.0 million, employee benefit costs of $0.7 million, consulting costs of $0.8 million, and an increase to the reserve for sales and use tax liability of $0.3 million for the six months ended June 30, 2022.
(3)Includes a gain on settlement of a loan obligation and losses from our Equity Method Investment during the three months ended June 30, 2023. Includes $10.0 million of other income related to a litigation settlement, a $7.2 million gain related to convertible senior notes repurchases, a gain on settlement of a loan obligation and losses from our Equity Method Investment during the six months ended June 30, 2023. The remaining amount of other expense (income) for the three and six months ended June 30, 2023 is attributable to currency rate fluctuations. Includes $0.2 million of other income related to the settlement of leases, offset by $1.8 million of losses related to our Equity Method Investment, for the three and six months ended June 30, 2022. The remaining amount of other (income) expense for the three and six months ended June 30, 2022 is attributable to currency rate fluctuations.

	Three Months Ended June 30,		Six Months Ended June 30, 2023
	2023	2022	2023	2022
Calculation of Free Cash Flow:
Net cash used in operating activities	$(24,631)	$(41,495)	$(30,549)	$(64,367)
Purchases of property and equipment, including capitalized software	(7,372)	(12,062)	(16,997)	(25,197)
Total free cash flow	(32,003)	(53,557)	(47,546)	(89,564)

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
Unaudited

	June 30, 2023	December 31, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$213,763	$391,781
Accounts receivable, net	105,171	86,537
Prepaid expenses and other current assets	32,657	23,747
Restricted cash	2,679	417
Assets held for sale	—	30,984
Total current assets	354,270	533,466

Operating lease right of use assets	415	1,604
Property and equipment, net	127,307	126,499
Contract acquisition costs	39,465	43,804
Intangibles, net	71,503	78,103
Goodwill	296,973	296,214
Deferred tax assets	4,840	4,423
Investment in joint venture	880	2,264
Other assets	2,634	2,563
Total assets	$898,287	$1,088,940

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$8,307	$25,303
Accrued expenses and other current liabilities	109,531	129,244
Deferred revenue	100,416	84,494
Convertible senior notes	72,097	—
Operating lease liabilities	654	2,160
Liabilities associated with assets held for sale	—	10,357
Total current liabilities	291,005	251,558

Deferred revenue, net of current portion	301	174
Convertible senior notes, net of current portion	510,545	737,423
Operating lease liabilities, net of current portion	602	682
Deferred tax liabilities	2,757	2,550
Other liabilities	2,932	28,465
Total liabilities	808,142	1,020,852
Total stockholders’ equity	90,145	68,088
Total liabilities and stockholders’ equity	$898,287	$1,088,940

Investor Relations contact
ir-lp@liveperson.com
212-609-4214